Registration No. 33-________

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                        COCA-COLA ENTERPRISES INC.
            (Exact name of Registrant as specified in its charter)


            DELAWARE                                        58-0503352
(State or other jurisdiction of                            (IRS Employer
 incorporation or organization)                           Identification No.)


                  2500 Windy Ridge Parkway, Atlanta, Georgia    30339
                 (Address of principal executive offices)     (Zip Code)


                          COCA-COLA ENTERPRISES INC.
                        DEFERRED COMPENSATION PLAN FOR
                      NON-EMPLOYEE DIRECTOR COMPENSATION
               (As Amended and Restated Effective April 1, 1994)
                           (Full title of the Plan)

                             Lowry F. Kline, Esq.
                                General Counsel
                          Coca-Cola Enterprises Inc.
                           2500 Windy Ridge Parkway
                               Atlanta, GA 30339
                    (Name and address of agent for service)

  Telephone number, including area code, of agent for service: (770) 989-3000

                        CALCULATION OF REGISTRATION FEE
______________________________________________________________________________

                                  Proposed        Proposed
                                   maximum         maximum
    Title of                      offering        aggregate       Amount of
 securities to   Amount to be     price per       offering       registration
 be registered    registered        share           price             fee
--------------  --------------   ----------   ----------------   ------------
 Coca-Cola           4,418        $29.25(1)    $129,226.50(1)       $45(1)
 Enterprises        shares
 Inc. Common
 Stock, $1.00
 par value


      (1) Determined in accordance with Rule 457(c) under the Securities Act of 1933, based on the average of the high and low prices reported on the New York Stock Exchange on December 15, 1995.
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         PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

            The following documents filed by the Registrant with the Commission are incorporated herein by reference:

            (a) the Registrant's Annual Report on Form 10-K filed pursuant to Section 13 of the Securities Exchange Act of 1934 for its fiscal year ended December 31, 1994;

            (b)   all other reports filed by the Registrant pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 1994;

            (c) the description of the Registrant's common stock to be offered hereby which is contained in the registration statement filed on Form 8-A on October 28, 1986, under Section 12 of the Securities Exchange Act of 1934, including any amendments or reports filed for the purpose of updating such description.

            All documents filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated hereby by reference and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

            Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

            Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Article Sixth of the Registrant's Restated Certificate of Incorporation provides for the elimination of personal monetary liabilities of directors of the Registrant for breaches of certain of their fiduciary duties to the full extent permitted by Section 102(b)(7) of the General Corporation Law of Delaware (the "GCL"). Section 102(b)(7) of the GCL enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of members of its board of directors to the corporation or its shareholders for monetary damages for violations of a director's fiduciary duty of care. Such a provision has no effect on the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty. In addition, no such provision may eliminate or limit the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating the law, paying an unlawful dividend or approving an illegal stock repurchase, or obtaining an improper personal benefit.


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            Article Eleventh of the Registrant's Restated Certificate of
Incorporation provides for indemnification of directors and officers to the extent permitted by the GCL. Section 145 of the GCL provides for indemnification of directors and officers from and against expenses (including attorney's fees), judgments, fines and amounts paid in settlement reasonably incurred by them in connection with any civil, criminal, administrative or investigative claim or proceeding (including civil actions brought as derivative actions by or in the right of the corporation but only to the extent of expenses reasonably incurred in defending or settling such action) in which they may become involved by reason of being a director or officer of the corporation. The section permits indemnification if the director of officer acted in good faith in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation and, in addition, in criminal actions, if he had reasonable cause to believe his conduct to be lawful. If, in an action brought by or in the right of the corporation, the director or officer is adjudged to be liable for negligence or misconduct in the performance of his duty, he will only be entitled to such indemnity as the court finds to be proper. Persons who are successful in defense of any claim against them are entitled to indemnification as of right against expenses reasonably incurred in connection therewith. In all other cases, indemnification shall be made (unless otherwise ordered by a court) only if the board of directors, acting by a majority vote of a quorum of disinterested directors, independent legal counsel or holders of a majority of the shares entitled to vote determines that the applicable standard of conduct has been met. Section 145 provides such indemnity for persons who, at the request of the corporation, act as directors, officers, employees or agents of other corporations, partnerships or other enterprises.

            The Registrant maintains directors and officers liability insurance which insures against liabilities that directors or officers of the Registrant may incur in such capacities.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

            Not applicable.

ITEM 8.  EXHIBITS.

            4.1 Restated Certificate of Incorporation of Coca-Cola Enterprises, as amended on April 15, 1992, incorporated by reference to
Exhibit 28.2 to the Registrant's Quarterly Report on Form 10-Q as filed May 11, 1992.

            4.2 Bylaws of Coca-Cola Enterprises, incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form S-8,
No. 33-58695.

            4.3 Coca-Cola Enterprises Inc. Deferred Compensation Plan for Non-Employee Director Compensation (as amended and restated effective April 1,
1994), incorporated by reference to Exhibit 10.16 to the Registrant s Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

            23    Consent of Ernst & Young LLP.

            24    Powers of Attorney.

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            An opinion of counsel is not being filed because the securities being registered are not original issuance securities.


ITEM 9.  UNDERTAKINGS.

            A.    Rule 415 Offering.

                  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                        (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective registration statement;

                       (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) above do not apply if the registration statement is on Form S-3 (Section 239.13 of this chapter), Form S-8 (Section 239.16b of this chapter) or Form F-3 (Section 239.33 of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any

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financial statements required by Section 210.3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph A.(4) and other information necessary to ensure that all other information in the prospectus is at lease as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3 (Section 239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Section 210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

            B. Filings Incorporating Subsequent Exchange Act Documents by Reference.

                  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            C.    Filing of Registration Statement on Form S-8.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant, Coca-Cola Enterprises Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 19th day of December, 1995.

                                          COCA-COLA ENTERPRISES INC.
                                                   (Registrant)

                                               S. K. JOHNSTON, JR.
                                          By:------------------------
                                             S. K. Johnston, Jr.
                                             Vice Chairman and Chief
                                             Executive Officer



            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.


    S. K. JOHNSTON, JR.
 ---------------------------        Vice Chairman, Chief  December 19, 1995
 (S.K. Johnston, Jr.)               Executive Officer
                                    and a Director
                                    (principal executive
                                    officer)

    JOHN ALM                        Senior Vice           December 19, 1995
 --------------------------         President and Chief
 (John R. Alm)                      Financial Officer
                                    (principal financial
                                    officer)

    BERNICE H. WINTER               Vice President and    December 19, 1995
 --------------------------         Controller
 (Bernice H. Winter)                (principal
                                    accounting officer)
            *
 --------------------------         Chairman of the       December 19, 1995
 (M. Douglas Ivester)               Board of Directors

            *                       President, Chief      December 19, 1995
 -------------------------          Operating Officer
  (Henry A. Schimberg)              and a Director

            *                       Director              December 19, 1995
 --------------------------
 (Howard G. Buffett)



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            *                       Director              December 19, 1995
 --------------------------
 (John L. Clendenin)

            *                       Director              December 19, 1995
 --------------------------
 (Johnnetta B. Cole)
                                    Director              December 19, 1995
 --------------------------
 (T. Marshall Hahn, Jr.)

            *                       Director              December 19, 1995
 --------------------------
 (Claus M. Halle)

            *                       Director              December 19, 1995
 --------------------------
 (L. Phillip Humann)

            *                       Director              December 19, 1995
 --------------------------
 (E. Neville Isdell)

            *                       Director              December 19, 1995
 --------------------------
 (John E. Jacob)
            *                       Director              December 19, 1995
 --------------------------
 (Robert A. Keller)

            *                       Director              December 19, 1995
 --------------------------
 (Scott L. Probasco, Jr.)

            *                       Director              December 19, 1995
 --------------------------
 (Francis A. Tarkenton)

     LOWRY F. KLINE
*By:-----------------------
    Lowry F. Kline
    Attorney-in-Fact

















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